Exhibit 10.3

THIRTEENTH AMENDMENT TO
CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE
(Sky Ranch)

THIS THIRTEENTH AMENDMENT TO CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE (this “Amendment”) is made effective as of April 18, 2019 (the “Effective Date”), by and between PCY HOLDINGS, LLC, a Colorado limited liability company (“Seller”), and KB HOME COLORADO INC., a Colorado corporation (“Purchaser”). Seller and Purchaser may be referred to collectively as the “Parties.”

RECITALS

A.          Seller and Purchaser previously entered into a Contract for Purchase and Sale of Real Estate effectively dated June 29, 2017, as amended (the “Contract”) for approximately 149 platted single-family detached residential lots in the Sky Ranch master planned residential community (the “Community”) in the County of Arapahoe, State of Colorado.

B.           On January 22, 2019, the Parties closed the Takedown 1(a) Closing at which Seller sold and Purchaser purchased four (4) Lots as Purchaser’s Model Home Lots.

C.           Seller and Purchaser have agreed to amend the takedown schedule for the remaining Takedowns as set forth herein.

D.           Seller and Purchaser desire to amend the terms and conditions of the Contract as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Seller hereby agree as follows:

1.           Recitals; Capitalized Terms.  The recitals set forth above are true and correct and are incorporated herein in their entirety by this reference.  Capitalized terms not defined in this Amendment shall have the meanings set forth in the Contract.

2.           Lotting Diagram.  The Lotting Diagram attached to the Contract as Exhibit A, as amended by the Tenth Amendment thereto, is hereby deleted in its entirety and replaced with the attached Schedule 1.

3.           Number of Lots. Section 2 of the Tenth Amendment is hereby deleted in its entirety and replaced with the following: “The references in the fourth WHEREAS clause and elsewhere in the Contract to (i) “103” SFD 45 Lots is replaced with “106” SFD 45 Lots, and (ii) “46” SFD 50 Lots is replaced with “43” SFD 50 Lots.”

4.           Purchase and Sale.  Section 1 “Purchase and Sale” as amended by the Tenth and Twelfth Amendments, is hereby deleted in its entirety and replaced with the following:

“1.           Purchase and Sale.  The Property shall be purchased at seven (7) Closings, including the Takedown 1(a) Closing which occurred prior to the Effective Date of this Amendment at which Seller sold and Purchaser purchased the Model Home Lots.  Subject to the terms and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, on or before the dates set forth in Section 8(b), below, the Lots in each Takedown, as generally depicted on the Lotting Diagram and as follows:

At the Takedown 1(a) Closing (“Takedown 1(a) Closing”), four (4) Lots of which 0 are SFD 45’ Lots and 4 are SFD 50’ Lots;

At the Takedown 1(b) Closing (“Takedown 1(b) Closing”), twenty-five (25) Lots of which 14 are SFD 45’ Lots and 11 are SFD 50’ Lots;

At the Takedown 2 Closing (“Second Closing”), twenty-eight (28) Lots of which 17 are SDF 45’ Lots and 11 are SFD 50’ Lots;

At the Takedown 3 Closing (“Third Closing”), twenty-one (21) Lots of which 21 are SFD 45’ Lots and 0 are SFD 50’ Lots;

At the Takedown 4 Closing (“Fourth Closing”), twenty (20) Lots of which 16 are SFD 45’ Lots and 4 are SFD 50’ Lots;

At the Takedown 5 Closing (“Fifth Closing”), thirty-four (34) Lots of which 21 are SFD 45’ Lots and 13 are SFD 50’ Lots; and

At the Takedown 6 Closing (“Sixth Closing”), seventeen (17) Lots of which 17 are SFD 45’ Lots and 0 are SFD 50’ Lots.

5.           Takedown Schedule.  Section 8(b) is hereby amended as follows:

(a)          Takedown 1 Closing Date.  The Takedown 1(a) Closing occurred prior to the Effective Date of this Amendment.  The Takedown 1(b) Closing shall occur on May 16, 2019.

(b)         Takedown 2 Closing Date.  The Takedown 2 Closing shall occur on June 28, 2019 (or such earlier date as agreed upon by the parties in writing) and at least thirty (30) days prior thereto Seller shall Substantially Compete the Finished Lot Improvements for the Takedown 2 Lots and deliver to Purchaser the Completion Notice for the Takedown 2 Lots, subject to Seller’s extension right pursuant to Section 8(b).

(c)        Takedown 3 Closing Date.  The Takedown 3 Closing shall occur on August 30, 2019 (or such earlier date as agreed upon by the parties in writing) and at least thirty (30) days prior thereto Seller shall Substantially Compete the Finished Lot Improvements for the Takedown 3 Lots and deliver to Purchaser the Completion Notice for the Takedown 3 Lots, subject to Seller’s extension right pursuant to Section 8(b).

(d)          Takedown 4 Closing Date.  The Takedown 4 Closing shall occur on April 30, 2020 (or such earlier date as agreed upon by the parties in writing) and at least thirty (30) days prior thereto Seller shall Substantially Compete the Finished Lot Improvements for the Takedown 4 Lots and deliver to Purchaser the Completion Notice for the Takedown 4 Lots, subject to Seller’s extension right pursuant to Section 8(b).

(e)        Takedown 5 Closing Date.  The Takedown 5 Closing shall occur on October 31, 2020 (or such earlier date as agreed upon by the parties in writing) and at least thirty (30) days prior thereto Seller shall Substantially Compete the Finished Lot Improvements for the Takedown 5 Lots and deliver to Purchaser the Completion Notice for the Takedown 5 Lots, subject to Seller’s extension right pursuant to Section 8(b).

(f)          Takedown 6 Closing Date.  The Takedown 6 Closing shall occur on April 30, 2021 (or such earlier date as agreed upon by the parties in writing) and at least thirty (30) days prior thereto Seller shall Substantially Compete the Finished Lot Improvements for the Takedown 6 Lots and deliver to Purchaser the Completion Notice for the Takedown 6 Lots, subject to Seller’s extension right pursuant to Section 8(b).

6.           Letter Agreement.  Seller has requested Buyer, at each Closing enter a letter agreement in the form attached hereto as Schedule 2 (“Letter Agreement”) and Buyer agrees to enter same if, with respect to the applicable Closing, Seller has not obtained the County’s initial acceptance of the public improvements identified under the SIA which are required prior to the County’s issuance of certificates of occupancy (“COs”) for homes located on the Lots being purchased at such Closing.  The Parties have agreed to execute a Letter Agreement for Closings 1(a) and 1(b) as of the Effective Date of this Amendment and Buyer agrees to deliver an original of such Letter Agreement to Seller within three (3) days thereafter.  Seller agrees that neither Buyer’s execution of this Amendment nor Buyer’s later execution of a Letter Agreement, shall alter the obligations of Seller under the Contract with respect to such public improvements, except that the Parties agree that certain of such public improvements will not be completed at the time of Closing (“Uncompleted Work”), and, as between Seller and Buyer, Seller is responsible for the work referenced in the Letter Agreement.  Seller shall indemnify and hold harmless Buyer if Seller fails to perform the Uncompleted Work and the County makes a claim under the Letter Agreement against Buyer, or if, as a result thereof, the County refuses to issue COs for homes on any of the Lots purchased at the applicable Closing; provided, however, that the indemnity shall not apply to the extent Seller substantially completes the Uncompleted Work so that Buyer is not delayed in obtaining any CO.  As security for Seller’s responsibility to satisfy the obligations evidenced by the Letter Agreement, at each Closing where Buyer executes a Letter Agreement, there shall be retained in escrow from Seller’s proceeds the amount of $7,000 per Lot purchased at such Closing (the “Holdback Funds”).  At the Takedown 1(b) Closing, in addition to the Holdback Funds retained with respect to such Takedown 1(b) Lots, there shall be retained in escrow from the Seller’s proceeds, the Takedown 1(a) Holdback Funds equal to $28,000.  The Holdback Funds shall be released to Seller, from time to time on a per Lot basis as the Uncompleted Work is completed as evidenced by initial acceptance by the County of the Uncompleted Work required to obtain COs for the applicable home for such Lot, pursuant to an escrow agreement, the form of which is attached hereto as Schedule 3 to be executed by the Parties at the applicable Closing (“Escrow Agreement”).  Upon substantial completion evidenced by initial acceptance by the County of the Uncompleted Work which is required to obtain COs for the applicable homes for all the Lots subject to the applicable Letter Agreement and associated Escrow Agreement, the balance of the Holdback Funds in escrow shall be released to Seller.  Should the County make demand on Buyer pursuant to the Letter Agreement to perform or pay for any of the Uncompleted Work under the Letter Agreement, Buyer may step in and complete such Uncompleted Work and obtain a reimbursement from the Holdback Funds for same, in accordance with the terms of the Escrow Agreement, with recovery from Seller for reasonable costs incurred in excess of the Holdback Funds in the Escrow Agreement.

7.           Construction.  Each of the Parties acknowledges that they, and their respective counsel, substantially participated in the negotiation, drafting and editing of this Amendment. Accordingly, the Parties agree that the provisions of this Amendment shall not be construed or interpreted for or against any Party hereto based on authorship.

8.            Authority.  Each Party represents and warrants that is has the power and authority to execute this Amendment and that there are no third party approvals required to execute this Amendment or to comply with the terms or provisions contained herein.

9.            Headings.  The Section headings used herein shall have absolutely no legal significance and are used solely for convenience of reference.

10.         Ratified and Confirmed.  The Contract, except as modified by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its original terms and provisions. In the case of any conflict between the terms of this Amendment and the provisions of the Contract, the provisions of this Amendment shall control.

11.          Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of which together shall be deemed to constitute one and the same instrument.  Each of the Parties shall be entitled to rely upon a counterpart of this Amendment executed by the other Party and sent via facsimile or e-mail transmission.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

SELLER:

PCY HOLDINGS, LLC, a Colorado limited liability company

By:	/s/ Mark Harding
Name:	Mark Harding
Title:	President

PURCHASER:

KB HOME COLORADO INC., a Colorado corporation

By:	/s/ Randy Carpenter
Name:	Randy Carpenter
Title:	President

SIGNATURE PAGE TO THIRTEENTH AMENDMENT

Schedule 1
Lotting Diagram

Schedule 2

Form of Letter Agreement

___________, 20__

Brian Weimer
Director of Public Works and Development
6924 S. Lima Street
Centennial, CO 80112

RE:	Homebuilder Acknowledgment of the Subdivision Improvement Agreement for Sky Ranch Subdivision Filing No. 1 (“Letter Agreement”) – Takedown ___

Director Weimer:

PCY Holdings, LLC, as Seller (“PCY” or “Subdivider”), and KB Home Colorado Inc., as Purchaser (“Homebuilder”), are parties to that Contract for Purchase and Sale of Real Estate effectively dated June 29, 2017, as amended (the “Contract”) for the purchase and sale of approximately 149 platted single-family detached residential lots located in the west half of Sky Ranch Subdivision Filing No. 1 (the “Subdivision”) pursuant to the plat thereof recorded July 20, 2018, at Reception No. D8071296 in the real property records of Arapahoe County, Colorado (the “Records”) and subject to that Subdivision Improvement Agreement and Restriction on Conveyance Relating to the Development of Sky Ranch Subdivision Filing No. 1 (the “SIA”) recorded in the Records on July 18, 2018 at Reception No. D8070846.

By its execution and delivery of this Letter Agreement, Homebuilder acknowledges the existence of the SIA and agrees that upon Homebuilder’s acquisition of the lots at Takedown ___ Homebuilder will be bound by the SIA, but only as it relates to, and only to the extent of, Homebuilder’s specific share of the costs for the specific phases of those improvements allocated to Homebuilder as set forth in Exhibit A to the SIA (being Phases 1B and 3 within the west half of the Subdivision), and only as related to the specific lots acquired by Homebuilder at Takedown ___, which are identified in Exhibit A attached hereto (the “Homebuilder’s Phased Improvements”).  Homebuilder agrees that by execution and delivery of this Letter Agreement to Arapahoe County (the “County”), Homebuilder will become a party to the SIA with respect to, but only to the extent of, the obligations of Subdivider pertaining to such Homebuilder’s Phased Improvements.  By execution and delivery of this Letter Agreement, PCY and Homebuilder hereby acknowledge and agree that the County shall be a third-party beneficiary hereunder with the right to enforce the terms of the SIA against Homebuilder (but only to the extent of Homebuilder’s obligations related to such Homebuilder’s Phased Improvements).  Notwithstanding anything contained herein to the contrary, nothing in this Letter Agreement shall be construed as between PCY and Homebuilder only to modify or otherwise affect any obligations of PCY or Homebuilder under separate agreements, including without limitation, any provision in any agreement, including the Contract, allocating responsibility to complete public improvements.

 [Signature and Notary Blocks on Following Pages]

HOMEBUILDER:

KB HOME COLORADO INC.,
a Colorado corporation

By:	[Do Not Sign]
Name:
Title:

STATE OF	)

COUNTY OF	)

The foregoing instrument was acknowledged before me this ___ day of _____________, 20__, by ______________________________ as _________________________________ of KB Home Colorado Inc., a Colorado corporation.

Notary Public
My Commission Expires:

SUBDIVIDER:

PCY HOLDINGS, LLC
a Colorado limited liability company

By:	Pure Cycle Corporation,
a Colorado corporation
Its sole member

By:	[Do Not Sign]
Name: Mark Harding
Its: President

STATE OF COLORADO	)
) SS.
COUNTY OF	)

The foregoing instrument was acknowledged before me this ___ day of _________________, 20__, by Mark Harding as President of Pure Cycle Corporation, a Colorado corporation, sole member of PCY Holdings, LLC, a Colorado limited liability company.

Notary Public

My Commission Expires:

Exhibit A to Letter Agreement

Lots

[INSERT APPLICABLE CLOSING LOTS]

SKY RANCH SUBDIVISION FILING NO. 1, RECORDED JULY 20, 2018 UNDER RECEPTION NO. D8071296, COUNTY OF ARAPAHOE, STATE OF COLORADO.

Schedule 3

Form of Holdback Funds Escrow Agreement
(Takedown ___)

THIS HOLDBACK FUNDS ESCROW AGREEMENT (“Escrow Agreement”) is made as of the ____ day of _______ 20___ (the “Effective Date”), by and between PCY HOLDINGS, LLC, a Colorado limited liability company (“Seller”); KB HOME COLORADO INC., a Colorado corporation (“Buyer”); and LAND TITLE GUARANTEE COMPANY (“Escrow Agent”).

RECITALS:

A.         Seller and Buyer are parties to that certain Contract for Purchase and Sale of Real Estate effectively dated June 29, 2017, as amended (the “Contract”) for approximately 149 platted single-family detached residential lots in the Sky Ranch master planned residential community (the “Community”) in the County of Arapahoe, State of Colorado.

B.           On the Effective Date hereof, Seller and Buyer closed on Takedown ___, at which Buyer purchased from Seller ___________ (___) Lots.

C.          Seller and Buyer are parties to that certain letter agreement of even date herewith with respect to those Lots purchased at Takedown ____ (“Letter Agreement”), by which Buyer, as Homebuyer, has agreed to be bound by the Subdivision Improvement Agreement (“SIA”) with respect to such Takedown.

D.         Certain of the public improvements required under the SIA are not complete (the “Uncompleted Work”) and Seller has agreed, pursuant to the 13th Amendment to the Contract, to escrow from the proceeds received at the Closing funds necessary to complete the Uncompleted Work which shall be disbursed in accordance with the terms and conditions of this Escrow Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained in this Escrow Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Seller hereby agree as follows:

1.           Recitals; Capitalized Terms. The recitals set forth above are true and correct and are incorporated herein in their entirety by this reference.  Capitalized terms not defined in this Escrow Agreement shall have the meanings set forth in the Contract.

2.          Holdback Funds.  Seller and Buyer hereby direct Escrow Agent to deposit into a separate and distinct account at a federally chartered bank (“Escrow Account”) from Seller’s Proceeds received at Closing, an amount equal to $_________________, or $7,000 per Lot purchased at Takedown ___ (the “Holdback Funds”).

3.           Disbursement Instructions. After all of the Uncompleted Work is substantially complete as evidenced by initial acceptance by the County of the Uncompleted Work which is required to obtain from the County certificates of occupancy (“COs”) for all the Lots subject to the applicable Letter Agreement and this Escrow Agreement, Seller may deliver to Title Company and Buyer written instructions directing Escrow Agent to disburse from the Escrow Account to Seller the Holdback Funds remaining in the Escrow Account (a “Draw Request”) and upon disbursement by Escrow Agent pursuant to this sentence, this Escrow Agreement shall terminate. Provided, however, that if the Uncompleted Work is substantially complete for one or more (but not all) specific Lot(s) subject to this Escrow Agreement, as evidenced by initial acceptance by the County of such Uncompleted Work required to obtain COs for such Lot(s), Seller may deliver to Title Company and Buyer an individual Draw Request specific to such Lot(s) and directing Escrow Agent to disburse from the Escrow Account to Seller the sum of $7,000.00 per such Lot(s). Each Draw Request shall include evidence from the County of its initial acceptance of the applicable Uncompleted Work. Escrow Agent is hereby instructed to, and hereby agrees to, disburse the amount identified in such Draw Request from the Holdback Funds three (3) business days after Escrow Agent’s receipt thereof unless Buyer in good faith objects prior thereto on the basis of the Draw Request not complying with the terms hereof; whereupon, Escrow Agent shall continue to hold the disputed Holdback Funds until receipt from Seller and Buyer of mutual written instructions related to the disbursement thereof.  Upon the final disbursement of the balance of the Holdback Funds remaining in the Escrow Account to Seller this Escrow Agreement shall thereafter terminate.

4.           Buyer’s Step-In Right.  If the County makes a demand upon the Buyer to perform or pay for any of the Uncompleted Work, pursuant to the Letter Agreement, or if Seller fails to complete the Uncompleted Work prior the date needed for Buyer to receive a CO, Buyer shall have the right, but not the obligation, to step in and complete all or any of the Uncompleted Work required by the Letter Agreement (“Step In Right”). Buyer may exercise its Step In Right only after giving five (5) business days’ written notice to Seller of its intention to do so.  Following Buyer’s exercise of its Step In Right, Buyer shall have the right to obtain reimbursement from the Holdback Funds, pursuant to a Draw Request given in accordance with Section 3, for Buyer’s reasonable costs to complete the Uncompleted Work, as well as from Seller to the extent the Holdback Funds are not sufficient. Upon Escrow Agent’s receipt of notice from Buyer and Seller of the completion of all Uncompleted Work which is required to obtain COs for all the Lots subject to the applicable Letter Agreement and this Escrow Agreement and following Buyer’s reimbursement of all its reasonable costs to complete any Uncompleted Work undertaken by Buyer, the balance of the Holdback Funds remaining in the Escrow Account shall be disbursed to Seller and this Escrow Agreement shall thereafter terminate.

5.           Escrow Agent Agreement.  Escrow Agent joins in the execution of this Escrow Agreement for the express purposes of (a) acknowledging receipt of the Holdback Funds placed with Escrow Agent; and (b) agreeing to be bound by the provisions set forth in this Escrow Agreement with respect to the disbursement of the Holdback Funds.  Seller and Buyer hereby authorize the delivery of the Holdback Funds to Escrow Agent and the subsequent disbursements of the Holdback Funds by Escrow Agent in accordance with the terms and provisions set forth in this Escrow Agreement.

6.          Notices.  Any notice required or permitted to be given by any party under this Escrow Agreement shall be in writing and will be deemed given to Seller and/or Buyer (a) upon personal delivery; (b) upon delivery by electronic mail (c) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery; or (d) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

SELLER:	PCY Holdings, LLC
Attn: Mark Harding
34501 E. Quincy Ave.
Bldg. 34, Box 10
Watkins, Colorado 80137
Email: mharding@purecyclewater.com

With a copy to:	Fox Rothschild LLP
Attn: Rick J. Rubin, Esq.
1225 17th Street, Suite 2200
Denver, Colorado 80202
Email: rrubin@foxrothschild.com

Buyer:	KB Home Colorado Inc.
Attn: Doug Shelton
7807 E Peakview Avenue, Suite 300
Centennial, Colorado 80111
Email: dshelton@kbhome.com

With a copy to:	KB Home
Attn: Anthony Gordon, Esq.
5795 W. Badura Ave., Suite 180
Las Vegas, Nevada 89118
Email: tgordon@kbhome.com

If to Escrow Agent:	Land Title Guarantee Company
Attn: Derek Greenhouse
3033 East First Avenue, Suite 600
Denver, CO 80206
Email: dgreenhouse@ltgc.com
(303) 331-6239 (Work)
(303) 393-4783 (Work Fax)

Any party may change such party’s address for notices or copies of notices by giving notice to the other parties in accordance with this Section.

7.           Governing Law.  This Escrow Agreement is to be construed according to the laws of the State of Colorado and the laws of the United States.

8.           Amendments and Modifications.  No change, alteration, amendment, modification or waiver of any of the terms or provisions hereof shall be valid unless the same shall be in writing and signed by the parties hereto.

9.           Binding Effect and Assignment.  This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Escrow Agreement shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent and all fees, costs, and expenses incident to such transfer of interest shall have been paid.

10.         Court Orders.  The Escrow Agent is hereby expressly authorized to comply with and obey any and all orders, judgments or decrees of any court.  Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

11.         Indemnification of Escrow Agent.  In consideration of the acceptance of this escrow by Escrow Agent, the undersigned agree, for themselves, their heirs, executors, administrators, successors and assigns, to indemnify and hold Escrow Agent harmless each as to fifty percent (50%) of any costs, fees, or liability incurred by Escrow Agent to any other person or corporation by reason of its having accepted the same, or in connection herewith, except for the wanton, willful or grossly negligent acts of the Escrow Agent, and each to reimburse Escrow Agent for fifty percent (50%) of its reasonable expenses, including, among other things, reasonable counsel fees and court costs incurred in connection herewith; provided, however, that to the extent such liability incurred by Escrow Agent resulted from the fault of any one party hereto, such party shall be responsible for 100% of Escrow Agent’s costs as herein identified.  Escrow fees or charges, as distinguished from other expenses, hereunder shall be as written below the Escrow Agent’s signature at the time of its acceptance hereof, and such Escrow fees shall be paid by Seller and Buyer equally.

12.         Interpleader.  If at any time a dispute shall exist as to the duty of the Escrow Agent under the terms hereof, the right to possession, title or proceeds of any item in escrow or as to any dispute arising between the parties as to any matter under this Escrow Agreement, the Escrow Agent may deposit this Escrow Agreement and items in escrow with the Clerk of the District Court of Arapahoe, State of Colorado, and may interplead the parties hereto.  Upon so depositing such Escrow Agreement and items in escrow and filing its complaint in interpleader, the Escrow Agent shall be released from all liability under the terms hereof, as to the items so deposited.  If the Court does not provide for reimbursement to Escrow Agent for reasonable attorneys’ fees, costs and expenses related to the interpleader action out of the interplead funds, then Buyer and Seller shall each reimburse Escrow Agent for 50% of Escrow Agent’s reasonable attorneys’ fees, costs and expenses.

13.          Resignation of Escrow Agent.

a.           Escrow Agent may resign under this Agreement by giving written notice to all of the parties hereto, effective 30 days after the date of said notice.

b.          Upon the appointment by the parties of a new escrow holder or custodian, or upon written instructions to Escrow Agent for other disposition of the Holdback Funds, Escrow Agent, after retention of its accrued escrow fees and expenses, if any, shall deliver the Holdback Funds within a reasonable period of time as so directed, and shall be relieved of any and all liability hereunder arising thereafter.

14.          Counterpart.  This Escrow Agreement may be executed in any number of counterparts, which together shall constitute the agreement of the parties.

15.          Reliance.  Escrow Agent may rely upon any written instruction believed by it to be genuine and to have been signed or presented by the proper party or parties, and shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement or under advice of counsel.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

SELLER:

PCY HOLDINGS, LLC
a Colorado limited liability company

By:	Pure Cycle Corporation,
a Colorado corporation
Its sole member

By:	[Do Not Sign]
Name: Mark Harding
Its: President

BUYER:

KB HOME COLORADO INC.,
a Colorado corporation

By:	[Do Not Sign]
Name:
Title:

ESCROW AGENT

LAND TITLE GUARANTEE COMPANY

By:	[Do Not Sign]
Name:
Title: